UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1605 Westgate Circle, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	IMAC	NASDAQ Capital Market
Warrants to Purchase Common Stock	IMACW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

IMAC Holdings, Inc. (the “Company”)

October 5, 2021

Item 8.01.	Other Events.

On October 5, 2021, the Company was informed by CGS Administrators, LLC, a Centers for Medicare & Medicaid Services (“CMS”) contractor, that, as a result of the Company’s appeal and upon further review by the contractor, it was reversing the statistical extrapolation used to claim that the Company was overpaid by CMS in the amount of $2,918,472 for the period from February 2017 to November 2020. The corrected overpayment amount claimed by the contractor has been reduced to $5,328. The Company made this payment and will receive back amounts previously withheld by CMS, plus interest, based on the original claimed CMS overpayment.

The possible repayment of the original claimed CMS overpayment was previously reported by the Company in its quarterly report for the quarter ended June 30, 2021. The Company awaits the outcome of a secondary appeal of the error rate calculations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2021	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey Ervin
	Name:	Jeffrey Ervin
	Title:	Chief Executive Officer